Exhibit 99.1

For Additional Information Contact:

Cindy Hughes

Chief Financial Officer

(513) 874-8741

Meaghan Repko or Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

For Immediate Release

PIERRE FOODS ANNOUNCES IT IS IN DISCUSSIONS WITH SENIOR LENDERS AFTER

FAILING TO MEET THE FINANCIAL COVENANTS UNDER ITS SENIOR CREDIT FACILITY

Company Plans to Operate Business Without Disruption

Company Evaluating Strategic and Restructuring Alternatives

Cincinnati, Ohio, June 2, 2008…Pierre Foods, Inc. (the “Company” or “Pierre”) today announced that, as a result of increased raw material prices and deteriorating market conditions for the processed food industry, the Company notified the administrative agent for its senior credit facility, Wachovia Bank, that it was not able to meet the financial covenants contained in the facility for the fiscal quarter ending March 1, 2008.  As a result of the covenant defaults, the Company’s lenders have sent the Company a notice indicating that all borrowings under the facility shall bear a default rate of interest beginning as of February 29, 2008. The Company is in active discussions with its lenders and intends to work closely with them to address the current situation.

The Company plans to operate its business without interruption while it evaluates various strategic and restructuring alternatives.  The Company has recently taken and will continue to take actions to improve its liquidity, including the implementation of a number of initiatives designed to conserve cash, optimize profitability and right-size the cost structure of the business to reflect the current market environment.  These initiatives include:

•                  Supporting more efficient inventory management by eliminating product duplication and unprofitable product lines, and implementing new strategies for increased inventory turns.

•                  Strengthening and streamlining the organizational structure to improve the Company’s marketing-driven product focus and exiting unprofitable business ventures.

•                  Enhancing the customer experience through a new communication process that provides real-time, cumulative feedback to the Company’s plants and quality control staff.

•                  Investing in new research programs to focus key resources on supporting profitable, multi-year initiatives for customers and employees.

The Company has retained Perella Weinberg Partners LP as a financial advisor to assist it in evaluating its strategic and restructuring alternatives.

About Pierre Foods, Inc.

Pierre has enjoyed a dynamic history dating back over 60 years to 1946. The company’s foundation is built on its committed employees, key customer relationships, trust, and providing the best products available.  Today Pierre Foods is a leading manufacturer, marketer and distributor of high-quality, differentiated food solutions, focusing on pre-cooked and ready-to-cook protein products, compartmentalized meals, and hand-held convenience sandwiches.  Pierre is headquartered in Cincinnati, Ohio.

Forward Looking Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “expects,” “anticipates,” “estimates,” and similar expressions identify forward-looking statements. These statements reflect Pierre’s expectations at the time this release was issued and are not guarantees of future performance, but instead involve various risks and uncertainties.  Actual events and results may differ materially from those described in the forward-looking statements.  Among the factors that could cause material differences are the ability of Pierre to address the current defaults under its senior credit agreement, the ability of Pierre to generate cash flows to meet its debt service obligations and operate its business, increases in the price of raw materials, particularly beef, pork, chicken, and cheese, a decline in meat consumption or in the consumption of processed foods, outbreaks of disease among cattle, chicken or pigs, changes in applicable governmental regulations, such as the USDA’s Commodity Reprocessing Program, work stoppages or interruptions and other risks detailed from time to time in Pierre’s periodic SEC reports.  Pierre undertakes no obligation to update or revise any forward-looking statement.